Securities and Exchange Commission
                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) April 10, 2003
                                                 -------------------------------


                            PATIENT INFOSYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                 000-22319                    16-1476509
---------------------------         ---------                   -----------
(State or Other Jurisdiction  (Commission File Number)         (IRS Employer
  of Incorporation)                                          Identification No.)



46 Prince St. Rochester, New York                                      14607
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(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code (585) 242-7200
                                                   --------------

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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

     On September 23, 2002, Patient Infosystems signed an agreement to acquire substantially all the assets of American Care Source (ACS), headquartered in Dallas, Texas. This Asset Purchase Agreement was amended and restated on April 10, 2003 (hereinafter, the amended and restated Asset Purchase Agreement is referred to as the "Asset Purchase Agreement"). ACS is an ancillary healthcare benefits management company. It provides a bridge connecting healthcare payers and the providers of ancillary healthcare services. Ancillary healthcare services include a broad array of services that supplement or support the care provided by hospitals and physicians, including the non-physician services associated with outpatient surgery centers, free-standing diagnostic imaging centers, home infusion, durable medical equipment, orthotics and prosthetics, laboratory and many other services. These ancillary services are provided to patients as benefits under group health plans and workers' compensation plans. ACS manages the administration of these ancillary healthcare benefits.

     Under the terms of the Asset Purchase Agreement, Patient Infosystems will acquire the assets of ACS in exchange for shares of common stock of Patient Infosystems equal to approximately thirty percent (30%)of the outstanding common stock of Patient Infosystems. The Asset Purchase Agreement provides for closing the anticipated transaction, subject to the satisfaction of certain conditions, no later than November 30, 2003. The agreement contains various conditions to closing, some of which may not be satisfied. Therefore completion of the transaction cannot be assured until closing. Among the conditions to closing are the following:

o the approval of the stockholders of Patient Infosystems of certain amendments to its Certificate of Incorporation;

o the execution by certain shareholders of ACS and Patient Infosystems of a Shareholders' Agreement providing for the voting of shares of Patient Infosystems in favor of the election of certain individuals to the board of directors of Patient Infosystems;

o the execution of agreements by John Pappajohn and Derace Schaffer to hold all indebtedness of Patient Infosystems in abeyance until September 30, 2004;

o written documentation that the bank debt of Patient Infosystems to Wells Fargo Bank has been renegotiated so as to provide a grace and forbearance period until December 31, 2003, before any principal payments are required and that John Pappajohn and Derace Schaffer will remain guarantors of such bank debt if required by Wells Fargo Bank;

o    the  private   placement  of  additional   equity   securities  of  Patient
     Infosystems;

o the execution of a Voting Agreement by each stockholder of Patient Infosystems owning more than 10% of the outstanding shares of common stock of Patient Infosystems; and

o fulfillment of customary contractual conditions set forth in the Asset Purchase Agreement;

     The Asset Purchase Agreement may be terminated and the acquisition abandoned at any time prior to the closing date of the transaction under the following conditions:


o    by mutual agreement in writing by Patient Infosystems and ACS;

o by either Patient Infosystems or ACS if the other party materially breaches any of the representations, warranties, covenants or agreements set forth in the Asset Purchase Agreement at the time of its execution or on the closing date;

o by either Patient Infosystems or ACS if the other party fails to perform timely, in all material aspects the covenants and obligations that it is required to perform under Asset Purchase Agreement and such party does not obtain in writing a waiver of such performances, or

o by either Patient Infosystems or ACS if the Closing of the acquisition does not occur by August 31, 2003, unless the Closing does not occur prior to such date because the SEC has determined to review the proxy statement filed by Patient Infosystems in connection with soliciting approval of the transaction by Patient Infosystems stockholders, then the Closing may occur at any time prior to November 30, 2003.

     On April 10, 2003, Patient Infosystems entered into a Note and Stock Purchase Agreement (the "Note and Stock Purchase Agreement") with certain investors (the "Investors"), including John Pappajohn, a member of the Board of Directors of Patient Infosystems, pursuant to which the Investors agreed to loan to Patient Infosystems an aggregate of up to $2.5 million. In consideration for the loans, Patient Infosystems signed a series of promissory notes and issued 198,128 shares of Series D 9% Cumulative Preferred Stock ("Series D Preferred Stock") to the Investors. The 198,128 shares of Series D Preferred Stock are convertible into up to 23,775,360 shares of common stock of Patient Infosystems, subject to the approval by the stockholders of Patient Infosystems of an amendment to the Certificate of Incorporation, authorizing an increase in the number of outstanding shares of common stock of Patient Infosystems necessary to provide for the issuance of common stock upon conversion of such shares. Holders of the Series D Preferred Stock have the right to elect two members of the Patient Infosystems Board of Directors. Upon closing of the private placement of up to $4 million in value of additional shares of Series D Preferred Stock, after the closing of the acquisition of ACS, as contemplated by the Asset Purchase Agreement, any notes issued pursuant to the Note and Stock Purchase Agreement are be convertible into Series D Preferred Stock. The purpose of the loan from the Investors is to provide funds to Patient Infosystems for it to loan to ACS in order to working capital for the operations of ACS.

     Simultaneously with the closing of the Note and Stock Purchase Agreement, Patient Infosystems and ACS entered into a Credit Agreement (the "Credit Agreement") pursuant to which Patient Infosystems agreed to loan to ACS up to an aggregate of $2.25 million to ACS secured by all of the assets of ACS. Patient Infosystems received a warrant to purchase 15,200 shares of common stock of ACS, exercisable only if the Asset Purchase Agreement with ACS is terminated. Additional warrants to purchase ACS common stock may be issued depending on the total amount of funds it borrows from Patient Infosystems under the Credit Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

Exhibit No.  Description

4.3 Certificate of Designations, Powers, Preferences and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations Thereof of the Series D Preferred Stock of Patient Infosystems, Inc.

10.61 Amended and Restated Agreement for the Purchase and Sale of Assets among Patient Infosystems, Inc, American Caresource Corporation, formerly known as Helat Data Solutions, and the Stockholders Signatory hereto, dated April 10, 2003.

10.62 Note and Stock Purchase Agreement between Patient Infosystems, Inc. and a group of investors, dated April 10, 2003.

10.63   Patient   Infosystems,   Inc.  Series  D  Convertible   Preferred  Stock
        Registration Right Agreement dated April 10, 2003.

10.64 Credit Agreement between American Caresource and Patient Infosystems, Inc. dated April 10, 2003.

99.1    Press Release of Patient Infosystems, Inc., dated April 14, 2003.



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     SIGNATURES  Pursuant to the requirements of the Securities  Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Patient Infosystems, Inc.

Date:  April 23, 2003                          By:  /s/ Kent A. Tapper
       --------------                             ------------------------------
                                                   Kent A. Tapper
                                                   Principle Financial Officer